UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2004

________________________________________________

LEFT RIGHT MARKETING TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

_______________________________________________

Delaware	0-9047	02-0314487
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
6600 Amelia Earhart Court
Las Vegas, Nevada	89119
(Address of Principal Executive Office)	(Zip Code)

(702) 260-9305

(Registrant's Executive Office Telephone Number)

ITEM 5. OTHER EVENTS

        On February 19, 2004, Marta Barone and Thomas Nieman resigned as Directors of the Registrant.

        On February 19, 2004, the Registrant's Board of Directors appointed two directors and three executives. Mark Newburg was appointed Senior Vice President, Chief Operating Officer and Director of the Registrant. Arnaldo (Arnie) Galassi was appointed Chief Financial Officer and Director of the Registrant. Jason Straub was appointed Chief Technology Officer of the Registrant.

Mark Newburg

        On January 13, 2004, the Registrant entered into a Consulting Agreement with Mark Newburg, wherein Mr. Newburg agreed to provide the Registrant with consulting services relating to the business processes, finances, logistics, and systems project management. The agreement will conclude on May 31, 2004. As of February 19, 2004, Mr. Newburg became Senior Vice President, Chief Operating Officer and Director of the Registrant. From 2001 to 2003, Mr. Newburg was President of Aristocrat Technologies Inc., a $500 million global innovator of gaming technology and services. From 1999 to 2001, Mr. Newburg was Vice President of NCR Corporation, a $5.9 billion provider of store automation, self-service, payment, and data-warehousing solutions.

Arnaldo (Arnie) Galassi

        On January 13, 2004, the Registrant entered into a Consulting Agreement with Arnaldo (Arnie) Galassi, wherein Mr. Galassi agreed to provide recommendations and implementation plans as well as assume primary responsibility for implementation of all developed initiatives agreed by the Registrant. The agreement will conclude on February 28, 2004. As of February 19, 2004, Mr. Galassi became Chief Financial Officer and Director of the Registrant. From 2002 to 2003, Mr. Galassi was Director - Corporate Finance of NCR Corporation. From 1997 to 2002, Mr. Galassi was Treasury Director - International (Asia Pacific and Europe) for NCR Asia Pacific (Singapore).

Jason Straub

        Jason C. Straub, age 31, is Chief Technology Officer for the Registrant. Mr. Straub is also President of StyleWise Interactive, a premiere interactive strategy and digital media solutions firm, since 1996 when he founded the company. At StyleWise Interactive, Mr. Straub has been responsible for new business development and has authored numerous transactional Internet applications and software solutions and has developed numerous award-winning web sites. He has also developed proprietary technologies that allow for secure Internet banking transactions, Internet applications utilized by online travel agencies to book airline tickets and hotel rooms, an application that allows for the management and coordination of large-scale construction projects via the Internet, and most recently the creation of common language that enables closed-architecture databases to communicate and efficiently exchange information. In 1999, StyleWise Interactive became a subsidiary of Hall Communications.

Press Release

    On February 19, 2004, the Registrant issued a press release announcing the appointment of the new directors and executives. A copy of the press release is attached hereto as Exhibit 99.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

99         Press Release dated February 19, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    LEFT RIGHT MARKETING TECHNOLOGY, INC.

                                                                                    By: /S/Richard M. "Mick" Hall

                                                                                          Richard M. "Mick" Hall, President

Date: February 23, 2004